UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Spotlight Innovation Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52542	98 0518266
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11147 Aurora Avenue Aurora Business Park, Building 3 Urbandale, Iowa	50322
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (515) 274 9087

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐ Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐ Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.11 ☐

Item 8.01 Other Events.

On June 21, 2017, Spotlight Innovation Inc. (the “Company”) entered into a Sponsored Research Agreement (the “Agreement”) with The Brigham and Women’s Hospital Inc. (“BWH”) to support research directed by BWH professor Kevin Hodgetts aimed at developing safe and effective drugs to treat patients with spinal muscular atrophy.

The Company will provide to BWH an aggregate of $200,000 in funding support for the research project. The Company shall sponsor BWH’s research project for a period of one (1) year, unless sooner terminated by either party upon forty-five days advance written notice pursuant to the terms of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Dated: June 26, 2017	By:	/s/ John William Pim
John William Pim
Chief Financial Officer

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